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                                                                    Exhibit 24.2


                                 AUTOCYTE, INC.

                            Certificate of Secretary
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         I, William T. Whelan, being the duly elected and acting Secretary of
AutoCyte, Inc. (the "Corporation"), a Delaware corporation, hereby certify that the following is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors convened and held on June 24, 1997, at which meeting a quorum for the transaction of business was present and acting throughout; and that said resolutions have not been amended or rescinded and are now in full force and effect:


         VOTED:   That James B. Powell, William O. Green and William T. Whelan,
         -----    and each of them acting singly, be and hereby are designated as attorneys-in-fact of the Corporation and of any officer or director executing the Registration Statement and any related
                  Rule 462(b) registration statement on behalf of the Corporation, or otherwise, with full power of substitution and resubstitution, for each of them in any and all capacities, to execute and file the Registration Statement and any amendments
                  (including pre- and post-effective amendments), any related
                  Rule 462(b) registration statement, and any and all supplements schedules or exhibits thereto or requests for acceleration thereof, and that any such officer or director of the Corporation be and hereby is authorized to execute and deliver an appropriate power of attorney reflecting such authorization and to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, all in the name, place and stead of the Corporation, as fully and to all intents and purposes as such officer or director might or could do in person, and such acts of such attorneys or any of them and any such substitute are hereby ratified and approved.


         VOTED:   That any officer or director of the Corporation executing, on
         -----    behalf of the Corporation or in any other capacity, the
                  Registration Statement, any related Rule 462(b) registration statement, and any and all amendments and supplements thereto and other documents to be filed with the Commission in connection therewith is hereby authorized to execute the same through or by his or her duly authorized attorneys-in-fact pursuant to


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                  an appropriate power of attorney signed by such officer or director appointing each of such individuals so to act.


         WITNESS my signature and the seal of the Corporation affixed this 27th day of June, 1997.




                                             /s/ William T. Whelan
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                                             William T. Whelan
                                             Secretary